UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	00028489	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East
Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-9813

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2014, Advaxis, Inc. (“Advaxis”) and Merck & Co., Inc., through a subsidiary (“Merck”) entered into a Clinical Trial Collaboration and Supply Agreement (the “Agreement”) pursuant to which the parties will collaborate on a Phase 1/2 dose-escalation and safety study. The Phase 1 portion of the study will evaluate the safety of Advaxis’s Lm-LLO based immunotherapy for prostate cancer, ADXS31-142 (the “Advaxis Compound”) as monotherapy and in combination with Merck’s humanized monoclonal antibody against PD-1, pembrolizumab (MK-3475) (the “Merck Compound) to determine a recommended Phase 2 combination dose. The Phase 2 portion will evaluate the safety and efficacy of the Advaxis Compound in combination with the Merck Compound. Both phases of the study will be in patients with previously treated metastatic castration-resistant prostate cancer. A joint development committee, to be comprised of equal representatives from Advaxis and Merck, will be responsible for coordinating all regulatory and other activities under, and pursuant to, the Agreement.

Advaxis and Merck will each be responsible for their own internal costs and expenses to support the study, while Advaxis will be responsible for all third party costs of conducting the study. Merck will be responsible for manufacturing and supplying the Merck Compound. Advaxis will be responsible for manufacturing and supplying the Advaxis Compound. Advaxis will be the sponsor of the study and will hold the investigational new drug application (“IND”) relating to the study.

All data and results generated under the study (“Collaboration Data”) will be jointly owned by Advaxis and Merck, except that ownership of data and information generated from sample analysis to be performed by each party on its respective compound will be owned by the party conducting such testing. All rights to all inventions and discoveries, which claim or cover the combined use of the Advaxis Compound and the Merck Compound shall belong jointly to Advaxis and Merck. Inventions and discoveries relating solely to the Advaxis Compound, or a live attenuated bacterial vaccine, shall be the exclusive property of Advaxis. Inventions and discoveries relating solely to the Merck Compound, or a PD-1 antagonist, shall be the exclusive property of Merck.

The Agreement shall continue in full force and effect until completion of all of the obligations of the parties or a permitted termination.

A copy of the Company’s press release relating to the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Advaxis, Inc. dated August 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

By	/s/ Daniel J. O’Connor
Name:	Daniel J. O’Connor
Title:	Chief Executive Officer and President

Date: August 27, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Advaxis, Inc. dated August 25, 2014.